Exhibit 99.1

Popular, Inc. Announces Second Quarter Financial Results

  Net income of $89.0 million and adjusted net income of $90.6 million for the second quarter of 2016
  Net interest margin of 4.33% or 4.31% on an adjusted basis in Q2 2016, compared to 4.43% in Q1 2016
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) decreased by $21.8 million from Q1 2016; NPLs to loans ratio at 2.6% vs. 2.7% Q1 2016;
    Net charge-offs (NCOs) decreased by $7.0 million quarter-over-quarter; NCOs at 0.63% of average loans held-in-portfolio vs. 0.76% in Q1 2016;
    Allowance for loan losses of $518.1 million vs. $508.4 million in Q1 2016; Allowance for loan losses to loans held-in-portfolio at 2.30% vs. 2.26% in Q1 2016;
    Allowance for loan losses to NPLs at 89.7% vs. 84.8% in Q1 2016.
  Common Equity Tier 1 ratio of 16.29% and Tangible Book Value per Share of $44.62 at June 30, 2016

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--July 26, 2016--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $89.0 million for the quarter ended June 30, 2016, compared to net income of $85.0 million for the quarter ended March 31, 2016.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “We are pleased to report another solid quarter with strong net income, revenue and credit metrics. Also our U.S. operation delivered significant loan growth while maintaining strong credit quality. We are hopeful that recent legislative actions by the U.S. Congress will be a catalyst in revitalizing Puerto Rico's economy.”

Significant Events

The Corporation’s results for the second quarter of 2016 include the sale of commercial and construction loans with a carrying value of approximately $100 million and OREO with a carrying value of $9 million acquired in 2010 from the FDIC as receiver for Westernbank ("WB"). The sale resulted in a net benefit of approximately $8 million from the sale of the loans and a loss of $5.1 million from the sale of OREO. The Corporation incurred $1.8 million in fees for professional services directly associated with this transaction. Refer to additional details on the Adjusted Results Non-GAAP section on this earnings release.

On May 26, 2016, EVERTEC, Inc., in which the Corporation owns a 15.74% interest, filed its Annual Report on Form 10-K for the year ended December 31, 2015, which included restated audited results for the years ended December 31, 2014 and 2013, correcting certain material errors involved with the accounting for tax positions taken by EVERTEC in the 2010 tax year and other miscellaneous accounting adjustments. The Corporation’s proportionate share of the cumulative impact of EVERTEC's restatement and other corrective adjustments to its financial statements was approximately $2.2 million and is reflected as part of other non-interest income.

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15
Net interest income	$360,551	$352,412	$362,553	$712,963	$705,748
Provision for loan losses	39,668	47,940	60,468	87,608	90,179
Provision (reversal) for loan losses - covered loans [1]	804	(3,105)	15,766	(2,301)	26,090
Net interest income after provision for loan losses	320,079	307,577	286,319	627,656	589,479
FDIC loss-share (expense) income	(12,576)	(3,146)	19,075	(15,722)	23,214
Other non-interest income	123,079	114,776	121,684	237,855	232,780
Operating expenses	309,149	301,943	363,174	611,092	675,515
Income from continuing operations before income tax	121,433	117,264	63,904	238,697	169,958
Income tax expense (benefit)	32,446	32,265	(533,533)	64,711	(500,964)
Income from continuing operations	88,987	84,999	597,437	173,986	670,922
Income from discontinued operations, net of tax	-	-	15	-	1,356
Net income	$88,987	$84,999	$597,452	$173,986	$672,278
Net income applicable to common stock	$88,056	$84,068	$596,521	$172,124	$670,417
Net income per common share from continuing operations - Basic	$0.85	$0.81	$5.80	$1.67	$6.51
Net income per common share from continuing operations - Diluted	$0.85	$0.81	$5.79	$1.67	$6.49
Net income per common share from discontinued operations - Basic	$-	$-	$-	$-	$0.01
Net income per common share from discontinued operations - Diluted	$-	$-	$-	$-	$0.01
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the performance of the Corporation on an “adjusted basis” and excludes the impact of certain transactions on the results of its operations. Management believes that the “adjusted basis” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “adjusted basis” is a non-GAAP financial measure.

The following tables reflect the results of operations for the second quarter of 2016 compared to the first quarter of 2016 results, with adjustments to exclude the impact of certain events during the second quarter of 2016. No adjustments are reflected for the first quarter of 2016 results.

Reconciliation to GAAP Financial Measures

	Quarter ended
(Unaudited)	30-Jun-16
(In thousands)	Actual Results (U.S. GAAP)	Impact of EVERTEC's Restatement [2]	Bulk Sale of WB loans and OREO [3]	Adjusted Results (Non-GAAP)
Net interest income	$360,551	$-	$2,057	$358,494
Provision for loan losses – non-covered loans	39,668	-	(5,445)	45,113
Provision for loan losses – covered loans [1]	804	-	-	804
Net interest income after provision for loan losses	320,079	-	7,502	312,577
Mortgage banking activities	16,227	-	-	16,227
FDIC loss-share (expense) income	(12,576)	-	291	(12,867)
Other non-interest income	106,852	(2,173)	-	109,025
Total non-interest income	110,503	(2,173)	291	112,385
Personnel costs	116,708	-	-	116,708
Net occupancy expenses	21,714	-	-	21,714
Equipment expenses	15,261	-	-	15,261
Professional fees	80,625	-	1,812	78,813
Communications	6,012	-	-	6,012
Business promotion	13,705	-	-	13,705
Other real estate owned (OREO) expenses	12,980	-	5,090	7,890
Amortization of intangibles	3,097	-	-	3,097
Other operating expenses	39,047	-	-	39,047
Total operating expenses	309,149	-	6,902	302,247
Income before income tax	121,433	(2,173)	891	122,715
Income tax expense	32,446	-	347	32,099
Net income	$88,987	$(2,173)	$544	$90,616
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Represents Popular Inc's. proportionate share of the cumulative impact of EVERTEC's restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC's 2015 Annual Report on Form 10K.

[3] Represent the impact of the bulk sale of Westernbank loans and OREO.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP
(In thousands)	30-Jun-16	31-Mar-16	Variance
Net interest income	$358,494	$352,412	$6,082
Provision for loan losses – non-covered loans	45,113	47,940	(2,827)
Provision for loan losses – covered loans [1]	804	(3,105)	3,909
Net interest income after provision for loan losses	312,577	307,577	5,000
Mortgage banking activities	16,227	10,551	5,676
FDIC loss-share expense	(12,867)	(3,146)	(9,721)
Other non-interest income	109,025	104,225	4,800
Total non-interest income	112,385	111,630	755
Personnel costs	116,708	127,091	(10,383)
Net occupancy expenses	21,714	20,430	1,284
Equipment expenses	15,261	14,548	713
Professional fees	78,813	75,459	3,354
Communications	6,012	6,320	(308)
Business promotion	13,705	11,110	2,595
Other real estate owned (OREO) expenses	7,890	9,141	(1,251)
Amortization of intangibles	3,097	3,114	(17)
Other operating expenses	39,047	34,730	4,317
Total operating expenses	302,247	301,943	304
Income before income tax	122,715	117,264	5,451
Income tax expense	32,099	32,265	(166)
Net income	$90,616	$84,999	$5,617
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Net interest income

Net interest income for the quarter ended June 30, 2016 was $360.6 million, compared to $352.4 million for the previous quarter. Net interest margin was 4.33% for the quarter compared to 4.43% for the previous quarter.

On an adjusted basis, the net interest income for the second quarter of 2016 was $358.5 million and the net interest margin was 4.31%. Refer to the Adjusted Results – Non-GAAP section for additional information on the adjusted net interest income for the quarter ended June 30, 2016.

The increase in net interest income was mainly related to:

  Higher income from investment securities by $1.7 million, due mainly to higher volumes of money market investments and mortgage-backed securities, partially offset by lower yields on acquired investments;
  Higher income from consumer loans by $1.4 million due to higher volume of personal loans related to acquired loans mainly in the BPNA segment, partially offset by lower income from credit cards due mainly to the lower volume of the portfolio; and
  Higher income from the WB loan portfolio by $4.9 million, which reflects the impact of the bulk sale transaction. Excluding this transaction, the income from the WB loans increased by $2.8 million, or 77 basis points due to higher yields as a result of the quarterly recast process and the successful resolution of certain loans not related to the bulk sale.

These positive variances were partially offset by:

  Lower income from mortgage loans by $0.8 million mainly from lower volumes at both P.R. and U.S. due to slower origination activity.

BPPR’s net interest income amounted to $310.4 million for the quarter ended June 30, 2016, or $308.3 million on an adjusted basis, compared to $305.4 million for the previous quarter. The increase of $2.9 million in adjusted net interest income was mainly due to higher income on investment securities, higher income from Westernbank loans and lower funding costs from the lower volume of borrowings and brokered CDs. These positive variances were partially offset by lower yields from commercial loans mainly due to lower loan fees and a decrease in interest income on commercial real estate loans. Net interest margin declined to 4.71%, or 4.67% on an adjusted basis, from 4.87% in the previous quarter mainly driven by lower yields on investment securities and commercial loans, as explained above. Earning assets in P.R. yielded 5.04% down from 5.27% in the previous quarter related to the above mentioned higher overnight investment balances, while the cost of interest bearing liabilities was 0.53%, compared to 0.57% in the previous quarter, mainly from lower cost of time deposits.

BPNA’s net interest income was $65.5 million, compared to $62.3 million for the previous quarter. The increase of $3.2 million in the net interest income is mainly driven by strong growth of the commercial portfolio and consumer loans acquired and the higher volume of the investment portfolio. Lower income from mortgage loans and higher interest expense on deposits to fund the loan growth partially offset the positive variances. Net interest margin was 3.80% compared to 3.70% for the previous quarter. The increase of 10 basis points was mainly driven by the change in the composition of earning assets. U.S. earning assets yielded 4.47%, compared to 4.36% in the previous quarter, while the cost of interest bearing liabilities remained relatively flat at 0.87%, from 0.85% in the previous quarter.

Non-interest income

Non-interest income was $110.5 million for the second quarter of 2016, a decrease of $1.1 million when compared to the first quarter of 2016. The decrease in non-interest income was driven primarily by the following:

  Unfavorable variance in adjustments to indemnity reserves by $1.6 million due to an increase of $2.5 million in the reserve related to the residential mortgage loans bulk sale completed during 2013, partially offset by a lower provision for loans previously sold with credit recourse;
  Higher FDIC loss-share expense by $9.4 million due to an unfavorable change in the true-up payment obligation of $7.2 million due to the fair value adjustment of this liability mainly as a result of the improvement in Popular’s credit spreads and higher recoveries on assets to be shared with the FDIC in the recovery period by $3.3 million, partially offset by a benefit of $0.3 million related to the bulk sale of Westernbank loans; and
  Lower other operating income by $2.7 million principally due to the unfavorable adjustment of $2.2 million resulting from the EVERTEC restatement detailed in the Adjusted Results Non-GAAP section above.

These decreases were partially offset by:

  Higher other service fees by $3.6 million mainly in the BPPR segment due to an increase in insurance fees related to renewals and business production, higher credit card merchant fees, investment management fees, and trust fees related to trustee and retirement plan services. Refer to Table F for a breakdown of other service fees;
  Higher income from mortgage banking activities by $5.7 million due to a favorable variance in fair value adjustments of mortgage servicing rights by $4.1 million and higher net gain on sale of loans by $1.4 million mostly due to higher volume from mortgage securitization transactions at BPPR;
  Higher net gain on investment securities by $1.6 million related to the redemption of an investment at the Corporate segment; and
  Higher trading account profit by $1.3 million principally resulting from favorable fair value adjustments of P.R. municipal bonds.

Excluding the impact of the transactions detailed in the Adjusted Results Non-GAAP tables above, non-interest income increased by $0.8 million when compared to the first quarter of 2016.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15

Income Statement
Interest income on WB loans	$49,794	$44,904	$55,335	$94,698	$112,766
Total FDIC loss-share (expense) income	(12,576)	(3,146)	19,075	(15,722)	23,214
Provision (reversal) for loan losses- WB loans	(7,282)	(356)	15,766	(7,638)	26,090
Total revenues less provision (reversal) for loan losses	$44,500	$42,114	$58,644	$86,614	$109,890

Balance Sheet
WB loans	$1,932,062	$2,071,191	$2,284,955
FDIC loss-share asset	214,029	219,448	392,947
FDIC true-up payment obligation	127,876	120,188	121,469
See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $309.1 million for the second quarter of 2016, an increase of $7.2 million when compared to the first quarter of 2016. The increase in operating expenses was driven primarily by:

  Higher professional fees by $5.2 million mainly at BPPR due to higher legal fees and, the impact of the bulk sale of Westernbank loans and OREO which increased professional fees by $1.8 million;
  Higher business promotion by $2.6 million mostly due to higher seasonal advertising expense and credit card reward program expense;
  Higher OREO expenses by $3.8 million mainly due to the loss on the bulk sale of Westernbank OREO amounting to $5.1 million, partially offset by lower write-downs; and
  Higher other operating expense by $5.5 million mainly due to higher sundry losses at BPPR and BPNA.

These increases were partially offset by:

  Lower personnel cost by $10.4 million mainly due to the grant of employee restricted stock and performance shares awarded during the first quarter of 2016, lower salaries and incentive compensation and lower unemployment and social security tax.

Excluding the impact of the transactions detailed in the Adjusted Results Non-GAAP tables above, operating expenses increased by $0.3 million compared to the first quarter of 2016.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $18.0 million for the second quarter of 2016, compared to $13.6 million for the first quarter of 2016. The increase was principally due to a loss on the bulk sale of Westernbank OREO at BPPR amounting to $5.1 million. Excluding the impact of the sale, the decrease of $0.7 million was mainly due to lower commercial, construction and mortgage OREO write-downs at BPPR.

Full-time equivalent employees were 7,826 as of June 30, 2016, compared to 7,812 as of March 31, 2016.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended June 30, 2016, the Corporation recorded an income tax expense of $32.4 million, compared to $32.3 million for the previous quarter. On an adjusted basis, the income tax expense for the second quarter of 2016 was $32.1 million.

The effective income tax rate for the second quarter of 2016 was 27%, or 26% on an adjusted basis, compared to 28% for the previous quarter. The effective tax rate is impacted by the composition and source of the taxable income.

Credit Quality

The Corporation continued to experience stable credit trends despite the economic conditions in Puerto Rico. The shift in the risk profile of the credit portfolios over the last few years has better positioned the Corporation to operate in the Island’s complex environment. The Corporation continues to closely monitor changes in credit quality trends and is focused on taking measures to minimize risks. The U.S. operation continued to reflect positive results with strong growth and solid credit quality metrics.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $8.6 million quarter-over-quarter, mainly driven by lower inflows in the BPNA segment, as the prior quarter included the addition of a $10.5 million commercial relationship that was paid-off during the second quarter of 2016.
  Non-performing loans held-in-portfolio decreased by $21.8 million from the first quarter of 2016, mainly driven by lower commercial NPLs in the BPPR and BPNA segments of $10.1 million and $12.0 million, respectively. This reduction was mainly prompted by repayment activity, most significantly by the abovementioned $10.5 million relationship at BPNA which was paid-off during the quarter. At June 30, 2016, NPLs to total loans held-in-portfolio was 2.6% compared to 2.7% in the prior quarter.
  Net charge-offs decreased by $7.0 million during the second quarter of 2016, excluding the recoveries of $5.4 million resulting from the bulk sale of WB loans. The ratio of net charge-offs to average non-covered loans held-in-portfolio decreased to 0.63% on an annualized basis from 0.76% in the first quarter of 2016. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $9.7 million from the first quarter 2016 to $518.1 million. The general and specific reserves related to non-covered loans totaled $395.3 million and $122.8 million, respectively, at quarter-end, compared with $384.4 million and $124.0 million, respectively, as of March 31, 2016. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.30% in the second quarter of 2016, compared to 2.26% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 89.7%, compared to 84.8% in the previous quarter.
  The provision for loan losses for the second quarter of 2016 amounted to $39.7 million, decreasing by $8.3 million from the previous quarter. Excluding the recoveries related to the bulk sale of Westernbank loans, the adjusted provision for loan losses for the second quarter of 2016 was $45.1 million, a decline of $2.8 million from the previous quarter. The provision to net charge-offs ratio was 127.4%, compared to 112.9% in the first quarter of 2016.

Non-Performing Assets
(Unaudited)
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15
Total non-performing loans held-in-portfolio, excluding covered loans	$577,739	$599,526	$575,997
Non-performing loans held-for-sale	39,544	42,743	50,875
Other real estate owned (“OREO”), excluding covered OREO	177,025	165,960	142,255
Total non-performing assets, excluding covered assets	794,308	808,229	769,127
Covered loans and OREO	41,466	39,916	37,367
Total non-performing assets	$835,774	$848,145	$806,494
Net charge-offs for the quarter (excluding covered loans)	$35,401	$42,448	$46,442

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,540,661	$22,507,737	$22,435,145
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.56%	2.66%	2.57%
Allowance for loan losses to loans held-in-portfolio	2.30	2.26	2.29
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	89.68	84.80	89.02

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15
Provision (reversal) for loan losses:
BPPR	$38,351	$43,871	$60,529	$82,222	$92,442
BPNA	1,317	4,069	(61)	5,386	(2,263)
Total provision for loan losses- non-covered loans	$39,668	$47,940	$60,468	$87,608	$90,179
Provision (reversal) for loan losses - covered loans	804	(3,105)	15,766	(2,301)	26,090
Total provision for loan losses	$40,472	$44,835	$76,234	$85,307	$116,269

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Jun-16	31-Mar-16	30-Jun-15
Provision for loan losses	$38,351	$43,871	$60,529
Net charge-offs	36,222	40,647	45,146
Total non-performing loans held-in-portfolio, excluding covered loans	550,632	561,612	541,767
Allowance / non-covered loans held-in-portfolio	2.77%	2.70%	2.69%

	Quarters ended
BPNA	30-Jun-16	31-Mar-16	30-Jun-15
Provision (reversal) for loan losses	$1,317	$4,069	$(61)
Net charge-offs (recoveries)	(821)	1,801	1,296
Total non-performing loans held-in-portfolio	27,107	37,914	34,230
Allowance / non-covered loans held-in-portfolio	0.72%	0.71%	0.66%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15
Money market, trading and investment securities	$10,368,794	$8,901,814	$9,248,978
Loans not covered under loss-sharing agreements with the FDIC	22,540,661	22,507,737	22,435,145
Loans covered under loss-sharing agreements with the FDIC	607,170	625,130	689,650
Total assets	37,606,148	36,147,009	36,741,250
Deposits	28,737,856	27,526,593	27,750,694
Borrowings	2,428,752	2,349,992	3,017,609
Liabilities from discontinued operations	1,815	1,815	1,754
Total liabilities	32,246,317	30,896,709	31,791,597
Stockholders’ equity	5,359,831	5,250,300	4,949,653

Total assets increased by $1.5 billion from the first quarter of 2016 driven by:

  An increase of $0.9 billion in money market investments mainly at BPPR due to an increase in cash balances from deposits;
  An increase of $0.6 billion in investment securities available-for-sale mainly at BPPR due to purchases of U.S. Treasury securities and mortgage-backed agency pools, partially offset by sales and principal pay-downs; and
  A net increase of $32.9 million in non-covered loans held-in-portfolio mainly at BPNA by $231.3 million driven by growth in the commercial loan portfolio, partially offset by a decrease of $198.4 million at BPPR due to the bulk sale of WB loans with a carrying value of approximately $100 million and to lower originations of residential mortgages.

Total liabilities increased by $1.3 billion from the first quarter of 2016, principally driven by:

  An increase of $1.2 billion in deposits mainly due to increases in government deposit accounts, NOW accounts, and non-brokered time deposits at BPPR. Refer to Table G for additional information on deposits.

Stockholders’ equity increased by approximately $109.5 million from the first quarter of 2016, mainly as a result of net income for the quarter of $89.0 million and a favorable variance of $35.0 million in unrealized gains on securities available-for-sale, partially offset by payments of dividends of $15.6 million on common stock and $0.9 million in dividends on preferred stock.

Common equity tier-1 ratio (“CET1”) and tangible book value per share were 16.29% and $44.62, respectively at June 30, 2016 compared to 15.79% and $43.55 at March 31, 2016. Refer to Table A for capital ratios.

Forward-Looking Statements

The information contained in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our other filings with the Securities and Exchange Commission for a discussion of factors that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Tuesday, July 26, 2016 at 11:00 a.m. Eastern Daylight Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, August 26, 2016. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10088193.

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

POPULAR, INC.
Financial Supplement to Second Quarter 2016 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Six months ended
	30-Jun-16	31-Mar-16	30-Jun-15	30-Jun-16	30-Jun-15
Basic EPS from continuing operations	$0.85	$0.81	$5.80	$1.67	$6.51

Basic EPS from discontinued operations	$-	$-	$-	$-	$0.01

Total Basic EPS	$0.85	$0.81	$5.80	$1.67	$6.52

Diluted EPS from continuing operations	$0.85	$0.81	$5.79	$1.67	$6.49

Diluted EPS from discontinued operations	$-	$-	$-	$-	$0.01

Total Diluted EPS	$0.85	$0.81	$5.79	$1.67	$6.50

Average common shares outstanding	103,245,717	103,188,815	102,859,591	103,217,266	102,899,537

Average common shares outstanding - assuming dilution	103,343,486	103,269,813	103,102,718	103,297,707	103,113,280

Common shares outstanding at end of period	103,703,041	103,670,005	103,503,014	103,703,041	103,503,014

Market value per common share	$29.30	$28.61	$28.86	$29.30	$28.86

Market capitalization - (In millions)	$3,038	$2,966	$2,987	$3,038	$2,987

Return on average assets	0.96%	0.95%	6.74%	0.96%	3.91%
	.	.
Return on average common equity	6.80%	6.58%	54.93%	6.69%	31.34%

Net interest margin [1]	4.31%	4.43%	4.54%	4.37%	4.56%

Common equity per share	$51.20	$50.16	$47.34	$51.20	$47.34

Tangible common book value per common share (non-GAAP)	$44.62	$43.55	$41.73	$44.62	$41.73

Tangible common equity to tangible assets (non-GAAP)	12.53%	12.73%	11.94%	12.53%	11.94%

Tier 1 capital	16.29%	15.79%	15.93%	16.29%	15.93%

Total capital	19.29%	18.78%	18.50%	19.29%	18.50%

Tier 1 leverage	11.29%	11.46%	11.59%	11.29%	11.59%

Common Equity Tier 1 capital	16.29%	15.79%	15.93%	16.29%	15.93%

[1] Not on a taxable equivalent basis. For the quarter ended June 30, 2016 excludes the impact of the WB loans bulk sale. Refer to Table D for reconciliation.

POPULAR, INC.
Financial Supplement to Second Quarter 2016 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Six months ended
(In thousands, except per share information)	30-Jun-16	31-Mar-16	Q2 2016 vs. Q1 2016	30-Jun-15	Q2 2016 vs. Q2 2015	30-Jun-16	30-Jun-15
Interest income:
Loans	$369,721	$363,197	$6,524	$374,133	$(4,412)	$732,918	$729,764
Money market investments	3,889	2,863	1,026	1,845	2,044	6,752	3,291
Investment securities	36,725	36,271	454	31,297	5,428	72,996	61,598
Trading account securities	1,875	1,689	186	3,026	(1,151)	3,564	5,722
Total interest income	412,210	404,020	8,190	410,301	1,909	816,230	800,375
Interest expense:
Deposits	30,599	29,874	725	26,258	4,341	60,473	52,122
Short-term borrowings	2,058	1,861	197	1,863	195	3,919	3,597
Long-term debt	19,002	19,873	(871)	19,627	(625)	38,875	38,908
Total interest expense	51,659	51,608	51	47,748	3,911	103,267	94,627
Net interest income	360,551	352,412	8,139	362,553	(2,002)	712,963	705,748
Provision for loan losses - non-covered loans	39,668	47,940	(8,272)	60,468	(20,800)	87,608	90,179
Provision (reversal) for loan losses - covered loans	804	(3,105)	3,909	15,766	(14,962)	(2,301)	26,090
Net interest income after provision for loan losses	320,079	307,577	12,502	286,319	33,760	627,656	589,479
Service charges on deposit accounts	40,296	39,862	434	40,138	158	80,158	79,155
Other service fees	56,945	53,382	3,563	59,421	(2,476)	110,327	113,047
Mortgage banking activities	16,227	10,551	5,676	21,325	(5,098)	26,778	34,177
Net gain and valuation adjustments on investment securities	1,583	-	1,583	5	1,578	1,583	5
Other-than-temporary impairment losses on investment securities	(209)	-	(209)	(14,445)	14,236	(209)	(14,445)
Trading account profit (loss)	1,117	(162)	1,279	(3,108)	4,225	955	(2,694)
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	-	(304)	304	681	(681)	(304)	602
Adjustments (expense) to indemnity reserves on loans sold	(5,746)	(4,098)	(1,648)	419	(6,165)	(9,844)	(4,107)
FDIC loss-share (expense) income	(12,576)	(3,146)	(9,430)	19,075	(31,651)	(15,722)	23,214
Other operating income	12,866	15,545	(2,679)	17,248	(4,382)	28,411	27,040
Total non-interest income	110,503	111,630	(1,127)	140,759	(30,256)	222,133	255,994
Operating expenses:
Personnel costs
Salaries	75,792	77,298	(1,506)	76,453	(661)	153,090	148,847
Commissions, incentives and other bonuses	16,982	20,769	(3,787)	24,214	(7,232)	37,751	42,672
Pension, postretirement and medical insurance	12,279	13,111	(832)	9,075	3,204	25,390	21,088
Other personnel costs, including payroll taxes	11,655	15,913	(4,258)	11,235	420	27,568	24,828
Total personnel costs	116,708	127,091	(10,383)	120,977	(4,269)	243,799	237,435
Net occupancy expenses	21,714	20,430	1,284	23,286	(1,572)	42,144	44,995
Equipment expenses	15,261	14,548	713	15,925	(664)	29,809	29,336
Other taxes	10,170	10,195	(25)	11,113	(943)	20,365	19,687
Professional fees	80,625	75,459	5,166	78,449	2,176	156,084	153,977
Communications	6,012	6,320	(308)	6,153	(141)	12,332	12,329
Business promotion	13,705	11,110	2,595	13,776	(71)	24,815	24,589
FDIC deposit insurance	5,362	7,370	(2,008)	8,542	(3,180)	12,732	14,940
Other real estate owned (OREO) expenses	12,980	9,141	3,839	44,816	(31,836)	22,121	67,885
Credit and debit card processing, volume, interchange and other expenses	6,617	5,722	895	5,762	855	12,339	10,583
Other operating expenses	16,898	11,443	5,455	25,320	(8,422)	28,341	37,847
Amortization of intangibles	3,097	3,114	(17)	2,881	216	6,211	4,985
Restructuring costs	-	-	-	6,174	(6,174)	-	16,927
Total operating expenses	309,149	301,943	7,206	363,174	(54,025)	611,092	675,515
Income from continuing operations before income tax	121,433	117,264	4,169	63,904	57,529	238,697	169,958
Income tax expense (benefit)	32,446	32,265	181	(533,533)	565,979	64,711	(500,964)
Income from continuing operations	88,987	84,999	3,988	597,437	(508,450)	173,986	670,922
Income from discontinued operations, net of tax	-	-	-	15	(15)	-	1,356
Net income	$88,987	$84,999	$3,988	$597,452	$(508,465)	$173,986	$672,278
Net income applicable to common stock	$88,056	$84,068	$3,988	$596,521	$(508,465)	$172,124	$670,417
Net income per common share - basic:
Net income from continuing operations	$0.85	$0.81	$0.04	$5.80	$(4.95)	$1.67	$6.51
Net income from discontinued operations	-	-	-	-	-	-	0.01
Net income per common share - basic	$0.85	$0.81	$0.04	$5.80	$(4.95)	$1.67	$6.52
Net income per common share - diluted:
Net income from continuing operations	$0.85	$0.81	$0.04	$5.79	$(4.94)	$1.67	$6.49
Net income from discontinued operations	-	-	-	-	-	-	0.01
Net income per common share - diluted	$0.85	$0.81	$0.04	$5.79	$(4.94)	$1.67	$6.50
Dividends Declared per Common Share	$0.15	$0.15	$-	$-	$0.15	$0.30	$-

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q2 2016 vs.
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	Q1 2016
Assets:
Cash and due from banks	$365,308	$409,623	$557,248	$(44,315)
Money market investments	2,785,500	1,917,460	3,254,939	868,040
Trading account securities, at fair value	72,530	71,284	141,595	1,246
Investment securities available-for-sale, at fair value	7,242,676	6,649,830	5,585,078	592,846
Investment securities held-to-maturity, at amortized cost	99,525	99,216	101,861	309
Other investment securities, at lower of cost or realizable value	168,563	164,024	165,505	4,539
Loans held-for-sale, at lower of cost or fair value	122,338	125,315	202,287	(2,977)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,655,877	22,618,488	22,535,008	37,389
Loans covered under loss-sharing agreements with the FDIC	607,170	625,130	689,650	(17,960)
Less: Unearned income	115,216	110,751	99,863	4,465
Allowance for loan losses	548,720	538,472	550,813	10,248
Total loans held-in-portfolio, net	22,599,111	22,594,395	22,573,982	4,716
FDIC loss-share asset	214,029	219,448	392,947	(5,419)
Premises and equipment, net	535,865	527,493	497,078	8,372
Other real estate not covered under loss-sharing agreements with the FDIC	177,025	165,960	142,255	11,065
Other real estate covered under loss-sharing agreements with the FDIC	37,984	36,397	33,504	1,587
Accrued income receivable	120,979	120,308	130,281	671
Mortgage servicing assets, at fair value	203,577	205,051	206,357	(1,474)
Other assets	2,179,060	2,156,030	2,176,044	23,030
Goodwill	631,095	631,095	505,435	-
Other intangible assets	50,983	54,080	74,854	(3,097)
Total assets	$37,606,148	$36,147,009	$36,741,250	$1,459,139
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,531,108	$6,384,093	$6,305,986	$147,015
Interest bearing	22,206,748	21,142,500	21,444,708	1,064,248
Total deposits	28,737,856	27,526,593	27,750,694	1,211,263
Federal funds purchased and assets sold under agreements to repurchase	821,604	760,154	1,121,244	61,450
Other short-term borrowings	31,200	6,370	101,200	24,830
Notes payable	1,575,948	1,583,468	1,795,165	(7,520)
Other liabilities	1,077,894	1,018,309	1,021,540	59,585
Liabilities from discontinued operations	1,815	1,815	1,754	-
Total liabilities	32,246,317	30,896,709	31,791,597	1,349,608
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,039	1,039	1,037	-
Surplus	4,232,835	4,231,233	4,199,165	1,602
Retained earnings	1,228,979	1,156,476	924,134	72,503
Treasury stock	(7,570)	(6,858)	(5,812)	(712)
Accumulated other comprehensive loss	(145,612)	(181,750)	(219,031)	36,138
Total stockholders’ equity	5,359,831	5,250,300	4,949,653	109,531
Total liabilities and stockholders’ equity	$37,606,148	$36,147,009	$36,741,250	$1,459,139

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	30-Jun-16			31-Mar-16			30-Jun-15			Q2 2016 vs. Q1 2016			Q2 2016 vs. Q2 2015
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$10,286	$42.5	1.65%	$8,951	$40.8	1.83%	$8,575	$36.2	1.69%	$1,335	$1.7	(0.18)%	$1,711	$6.3	(0.04)%

Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,150	110.9	4.88	8,957	110.6	4.97	8,776	108.0	4.93	193	0.3	(0.09)	374	2.9	(0.05)
Construction	723	9.7	5.43	704	9.3	5.30	682	10.2	6.02	19	0.4	0.13	41	(0.5)	(0.59)
Mortgage	6,743	88.9	5.27	6,830	89.7	5.25	7,175	93.4	5.21	(87)	(0.8)	0.02	(432)	(4.5)	0.06
Consumer	3,865	99.4	10.34	3,807	98.0	10.35	3,823	97.1	10.19	58	1.4	(0.01)	42	2.3	0.15
Lease financing	651	11.0	6.73	630	10.7	6.78	583	10.1	6.93	21	0.3	(0.05)	68	0.9	(0.20)
Total loans (excluding WB loans)	21,132	319.9	6.08	20,928	318.3	6.11	21,039	318.8	6.07	204	1.6	(0.03)	93	1.1	0.01
WB loans[1]	2,013	47.7	9.53	2,058	44.9	8.76	2,350	55.3	9.44	(45)	2.8	0.77	(337)	(7.6)	0.09
Total loans	23,145	367.6	6.38	22,986	363.2	6.34	23,389	374.1	6.41	159	4.4	0.04	(244)	(6.5)	(0.03)
Total interest earning assets	33,431	$410.1	4.93%	31,937	$404.0	5.08%	31,964	$410.3	5.14%	1,494	$6.1	(0.15)%	1,467	($0.2)	(0.21)%
Allowance for loan losses	(539)			(536)			(599)			(3)			60
Other non-interest earning assets	4,479			4,491			4,212			(12)			267
Total average assets	$37,371			$35,892			$35,577			$1,479			$1,794

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$7,023	$6.6	0.38%	$5,712	$5.6	0.39%	$5,507	$4.9	0.36%	$1,311	$1.0	(0.01)%	$1,516	$1.7	0.02%
Savings	7,487	4.4	0.24	7,275	4.3	0.23	7,040	4.1	0.23	212	0.1	0.01	447	0.3	0.01
Time deposits	7,866	19.6	1.00	8,058	20.0	1.00	8,530	17.2	0.81	(192)	(0.4)	-	(664)	2.4	0.19
Total interest bearing deposits	22,376	30.6	0.55	21,045	29.9	0.57	21,077	26.2	0.50	1,331	0.7	(0.02)	1,299	4.4	0.05
Borrowings	2,307	21.0	3.67	2,441	21.7	3.58	2,855	21.5	3.01	(134)	(0.7)	0.09	(548)	(0.5)	0.66
Total interest bearing liabilities	24,683	51.6	0.84	23,486	51.6	0.88	23,932	47.7	0.80	1,197	-	(0.04)	751	3.9	0.04
Net interest spread			4.09%			4.20%			4.34%			(0.11)%			(0.25)%
Non-interest bearing deposits	6,481			6,293			6,247			188			234
Other liabilities	943			920			991			23			(48)
Liabilities from discontinued operations	2			2			2			-			-
Stockholders' equity	5,262			5,191			4,405			71			857
Total average liabilities and stockholders' equity	$37,371			$35,892			$35,577			$1,479			$1,794

Adjusted net interest income / margin non-taxable equivalent basis		$358.5	4.31%		$352.4	4.43%		$362.6	4.54%		$6.1	(0.12)%		($4.1)	(0.23)%
Impact of WB loan and OREO bulk sale		2.1			-			-			2.1			2.1
Net interest income / margin non-taxable equivalent basis		$360.6	4.33%		$352.4	4.43%		$362.6	4.54%		$8.2	(0.10)%		($2.0)	(0.21)%

[1] Including the impact of the WB loans bulk sale, the yield for WB loans would have been 9.94%.

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Six months ended			Six months ended
	30-Jun-16			30-Jun-15			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$9,619	$83.3	1.73%	$8,173	$70.6	1.73%	$1,446	$12.7	-%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,054	221.6	4.92	8,581	208.8	4.91	473	12.8	0.01
Construction	713	19.0	5.37	559	16.3	5.89	154	2.7	(0.52)
Mortgage	6,786	178.6	5.26	6,955	179.3	5.15	(169)	(0.7)	0.11
Consumer	3,836	197.4	10.35	3,834	192.5	10.13	2	4.9	0.22
Lease financing	641	21.6	6.75	576	20.0	6.97	65	1.6	(0.22)
Total loans (excluding WB loans)	21,030	638.2	6.09	20,505	616.9	6.05	525	21.3	0.04
WB loans[1]	2,035	92.7	9.14	2,445	112.8	9.29	(410)	(20.1)	(0.15)
Total loans	23,065	730.9	6.36	22,950	729.7	6.40	115	1.2	(0.04)
Total interest earning assets	32,684	$814.2	5.00%	31,123	$800.3	5.17%	1,561	$13.9	(0.17)%
Allowance for loan losses	(538)			(604)			66
Other non-interest earning assets	4,484			4,177			307
Total average assets	$36,630			$34,696			$1,934

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$6,367	$12.2	0.39%	$5,246	$9.1	0.35%	$1,121	$3.1	0.04%
Savings	7,381	8.7	0.24	6,966	8.0	0.23	415	0.7	0.01
Time deposits	7,962	39.6	1.00	8,141	35.0	0.87	(179)	4.6	0.13
Total interest bearing deposits	21,710	60.5	0.56	20,353	52.1	0.52	1,357	8.4	0.04
Borrowings	2,374	42.8	3.61	2,866	42.5	2.97	(492)	0.3	0.64
Total interest bearing liabilities	24,084	103.3	0.86	23,219	94.6	0.82	865	8.7	0.04
Net interest spread			4.14%			4.35%			(0.21)%
Non-interest bearing deposits	6,387			6,106			281
Other liabilities	930			1,006			(76)
Liabilities from discontinued operations	2			2			-
Stockholders' equity	5,227			4,363			864
Total average liabilities and stockholders' equity	$36,630			$34,696			$1,934

Adjusted net interest income / margin non-taxable equivalent basis		$710.9	4.37%		$705.7	4.56%		$5.2	(0.19)%
Impact of WB loan and OREO bulk sale		2.1			-			2.1
Net interest income / margin non-taxable equivalent basis		$713.0	4.38%		$705.7	4.56%		$7.3	(0.18)%

[1] Including the impact of the WB loans bulk sale, the yield for WB loans would have been 9.34%.

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q2 2016 vs.	Q2 2016 vs.	Six months ended		Variance
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	Q1 2016	Q2 2015	30-Jun-16	30-Jun-15	2016 vs. 2015
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$14,675	$14,802	$14,689	$(127)	$(14)	$29,477	$26,937	$2,540
Mortgage servicing rights fair value adjustments	(4,340)	(8,477)	(1,917)	4,137	(2,423)	(12,817)	(6,846)	(5,971)
Total mortgage servicing fees, net of fair value adjustments	10,335	6,325	12,772	4,010	(2,437)	16,660	20,091	(3,431)
Net gain on sale of loans, including valuation on loans held-for-sale	8,474	7,110	8,022	1,364	452	15,584	15,302	282
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(59)	(80)	42	21	(101)	(139)	59	(198)
Realized (losses) gains on closed derivative positions	(2,523)	(2,804)	489	281	(3,012)	(5,327)	(1,275)	(4,052)
Total trading account (loss) profit	(2,582)	(2,884)	531	302	(3,113)	(5,466)	(1,216)	(4,250)
Total mortgage banking activities	$16,227	$10,551	$21,325	$5,676	$(5,098)	$26,778	$34,177	$(7,399)

Other Service Fees				Variance
	Quarters ended			Q2 2016 vs.	Q2 2016 vs.	Six months ended		Variance
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	Q1 2016	Q2 2015	30-Jun-16	30-Jun-15	2016 vs. 2015
Other service fees:
Debit card fees	$11,382	$11,287	$11,995	$95	$(613)	$22,669	$23,120	$(451)
Insurance fees	13,885	12,850	13,606	1,035	279	26,735	25,647	1,088
Credit card fees	17,700	16,858	17,611	842	89	34,558	33,760	798
Sale and administration of investment products	5,417	4,839	6,601	578	(1,184)	10,256	12,531	(2,275)
Trust fees	4,827	4,235	4,914	592	(87)	9,063	9,516	(453)
Other fees	3,734	3,313	4,694	421	(960)	7,046	8,473	(1,427)
Total other service fees	$56,945	$53,382	$59,421	$3,563	$(2,476)	$110,327	$113,047	$(2,720)

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	Q2 2016 vs. Q1 2016	Q2 2016 vs. Q2 2015
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,359,815	$10,228,389	$10,004,716	$131,426	$355,099
Construction	717,332	734,858	696,010	(17,526)	21,322
Legacy [1]	49,709	61,044	72,502	(11,335)	(22,793)
Lease financing	664,094	643,142	592,816	20,952	71,278
Mortgage	6,864,118	6,979,201	7,225,823	(115,083)	(361,705)
Consumer	3,885,593	3,861,103	3,843,278	24,490	42,315
Total non-covered loans held-in-portfolio	$22,540,661	$22,507,737	$22,435,145	$32,924	$105,516
Loans covered under FDIC loss-sharing agreements	607,170	625,130	689,650	(17,960)	(82,480)
Total loans held-in-portfolio	$23,147,831	$23,132,867	$23,124,795	$14,964	$23,036
Loans held-for-sale:
Commercial	$39,544	$42,771	$48,969	$(3,227)	$(9,425)
Construction	-	2	1,681	(2)	(1,681)
Mortgage	82,794	82,542	151,637	252	(68,843)
Total loans held-for-sale	$122,338	$125,315	$202,287	$(2,977)	$(79,949)
Total loans	$23,270,169	$23,258,182	$23,327,082	$11,987	$(56,913)
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	30-Jun-16	31-Mar-16	30-Jun-15	Q2 2016 vs. Q1 2016	Q2 2016 vs.Q2 2015
Demand deposits [1]	$8,106,291	$7,324,982	$7,262,176	$781,309	$844,115
Savings, NOW and money market deposits (non-brokered)	12,289,793	11,940,103	11,177,288	349,690	1,112,505
Savings, NOW and money market deposits (brokered)	387,026	383,745	468,973	3,281	(81,947)
Time deposits (non-brokered)	7,570,673	7,348,132	7,367,256	222,541	203,417
Time deposits (brokered CDs)	384,073	529,631	1,475,001	(145,558)	(1,090,928)
Total deposits	$28,737,856	$27,526,593	$27,750,694	$1,211,263	$987,162
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Jun-16	As a % of loans HIP by category	31-Mar-16	As a % of loans HIP by category	30-Jun-15	As a % of loans HIP by category	Q2 2016 vs. Q1 2016	Q2 2016 vs. Q2 2015
Non-accrual loans:
Commercial	$175,615	1.7%	$197,631	1.9%	$190,294	1.9%	$(22,016)	$(14,679)
Construction	2,523	0.4	3,941	0.5	5,427	0.8	(1,418)	(2,904)
Legacy [1]	3,839	7.7	4,046	6.6	4,686	6.5	(207)	(847)
Lease financing	3,019	0.5	3,419	0.5	2,328	0.4	(400)	691
Mortgage	338,048	4.9	334,907	4.8	330,821	4.6	3,141	7,227
Consumer	54,695	1.4	55,582	1.4	42,441	1.1	(887)	12,254
Total non-performing loans held-in- portfolio, excluding covered loans	577,739	2.6%	599,526	2.7%	575,997	2.6%	(21,787)	1,742
Non-performing loans held-for-sale [2]	39,544		42,743		50,875		(3,199)	(11,331)
Other real estate owned (“OREO”), excluding covered OREO	177,025		165,960		142,255		11,065	34,770
Total non-performing assets, excluding covered assets	794,308		808,229		769,127		(13,921)	25,181
Covered loans and OREO	41,466		39,916		37,367		1,550	4,099
Total non-performing assets	$835,774		$848,145		$806,494		$(12,371)	$29,280
Accruing loans past due 90 days or more [3]	$413,319		$426,437		$435,775		$(13,118)	$(22,456)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.56%		2.66%		2.57%
Allowance for loan losses to loans held-in-portfolio	2.30		2.26		2.29
Allowance for loan losses to
non-performing loans, excluding loans held-for-sale	89.68		84.80		89.02
Ratios including covered loans:
Non-performing assets to total assets	2.22%		2.35%		2.20%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.51		2.61		2.51
Allowance for loan losses to loans held-in-portfolio	2.37		2.33		2.38
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	94.41		89.29		94.99
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Non-performing loans held-for-sale as of June 30, 2016 consisted of $40 million in commercial loans (March 31, 2016 - $42.7 million in commercial loans and $2 thousand in construction loans; June 30, 2015 - $49 million in commercial loans, $2 million in construction loans and $225 thousand in mortgage loans.)

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $149 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2016 (March 31, 2016 - $161 million; June 30, 2015 - $133 million). Furthermore, the Corporation has approximately $63 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (March 31, 2016 - $68 million; June 30, 2015 - $72 million).

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-16			31-Mar-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$182,639	$14,992	$197,631	$177,902	$3,914	$181,816
Plus:
New non-performing loans	26,029	2,254	28,283	21,657	15,064	36,721
Advances on existing non-performing loans	-	8	8	-	1	1
Less:
Non-performing loans transferred to OREO	(1,815)	-	(1,815)	(1,103)	-	(1,103)
Non-performing loans charged-off	(15,219)	(254)	(15,473)	(4,949)	(381)	(5,330)
Loans returned to accrual status / loan collections	(19,050)	(13,969)	(33,019)	(10,868)	(3,606)	(14,474)
Ending balance NPLs	$172,584	$3,031	$175,615	$182,639	$14,992	$197,631

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-16			31-Mar-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$3,270	$671	$3,941	$3,550	$-	$3,550
Plus:
New non-performing loans	186	-	186	207	671	878
Less:
Non-performing loans transferred to OREO	-	-	-	(304)	-	(304)
Non-performing loans charged-off	(8)	-	(8)	(110)	-	(110)
Loans returned to accrual status / loan collections	(1,025)	(571)	(1,596)	(73)	-	(73)
Ending balance NPLs	$2,423	$100	$2,523	$3,270	$671	$3,941

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-16			31-Mar-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$322,838	$12,069	$334,907	$337,933	$13,538	$351,471
Plus:
New non-performing loans	79,688	6,532	86,220	78,679	6,920	85,599
Less:
Non-performing loans transferred to OREO	(12,521)	(445)	(12,966)	(9,226)	-	(9,226)
Non-performing loans charged-off	(10,648)	(130)	(10,778)	(10,889)	(276)	(11,165)
Loans returned to accrual status / loan collections	(55,699)	(3,636)	(59,335)	(73,659)	(8,113)	(81,772)
Ending balance NPLs	$323,658	$14,390	$338,048	$322,838	$12,069	$334,907

Legacy loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Jun-16			31-Mar-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$4,046	$4,046	$-	$3,649	$3,649
Plus:
New non-performing loans	-	552	552	-	604	604
Advances on existing non-performing loans	-	-	-	-	2	2
Less:
Non-performing loans charged-off	-	(54)	(54)	-	-	-
Loans returned to accrual status / loan collections	-	(705)	(705)	-	(209)	(209)
Ending balance NPLs	$-	$3,839	$3,839	$-	$4,046	$4,046

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	30-Jun-16			31-Mar-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$508,747	$31,778	$540,525	$519,385	$21,101	$540,486
Plus:
New non-performing loans	105,903	9,338	115,241	100,543	23,259	123,802
Advances on existing non-performing loans	-	8	8	-	3	3
Less:
Non-performing loans transferred to OREO	(14,336)	(445)	(14,781)	(10,633)	-	(10,633)
Non-performing loans charged-off	(25,875)	(438)	(26,313)	(15,948)	(657)	(16,605)
Loans returned to accrual status / loan collections	(75,774)	(18,881)	(94,655)	(84,600)	(11,928)	(96,528)
Ending balance NPLs	$498,665	$21,360	$520,025	$508,747	$31,778	$540,525

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	30-Jun-16					31-Mar-16					30-Jun-15
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$508,427		$30,045	$538,472		$502,935		$34,176	$537,111		$516,224		$72,473	$588,697
Provision (reversal of provision) for loan losses	39,668		804	40,472		47,940		(3,105)	44,835		60,468		15,766	76,234
	548,095		30,849	578,944		550,875		31,071	581,946		576,692		88,239	664,931
Net loans charged-off (recovered):
BPPR
Commercial	5,647		-	5,647		2,704		-	2,704		17,059		19,833	36,892
Construction	(3,226)		-	(3,226)		311		-	311		1,721		14,615	16,336
Lease financing	434		-	434		1,638		-	1,638		973		-	973
Mortgage	13,464		699	14,163		14,696		996	15,692		10,739		178	10,917
Consumer	19,903		(431)	19,472		21,298		30	21,328		14,654		679	15,333
Total BPPR	36,222		268	36,490		40,647		1,026	41,673		45,146		35,305	80,451

BPNA
Commercial	(1,265)		-	(1,265)		205		-	205		(879)		-	(879)
Legacy [1]	(893)		-	(893)		(247)		-	(247)		30		-	30
Mortgage	16		-	16		230		-	230		176		-	176
Consumer	1,321		-	1,321		1,613		-	1,613		1,969		-	1,969
Total BPNA	(821)		-	(821)		1,801		-	1,801		1,296		-	1,296
Total loans charged-off - Popular, Inc.	35,401		268	35,669		42,448		1,026	43,474		46,442		35,305	81,747
Balance transferred from covered to non-covered loans	-		-	-		-		-	-		13,037		(13,037)	-
Net (write-downs) recoveries [2]	5,445		-	5,445		-		-	-		(30,548)		(1,823)	(32,371)
Balance at end of period	$518,139		$30,581	$548,720		$508,427		$30,045	$538,472		$512,739		$38,074	$550,813

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.63%			0.62%		0.76%			0.76%		0.89%			1.41%
Provision for loan losses to net charge-offs [3]	1.27	x		1.29	x	1.13	x		1.03	x	1.28	x		0.92	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.83%			0.81%		0.93%			0.92%		1.10%			1.71%
Provision for loan losses to net charge-offs [3]	1.21	x		1.22	x	1.08	x		0.98	x	1.32	x		0.94	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				(0.06)%					0.15%					0.12%
Provision for loan losses to net charge-offs (recoveries)				(1.60)					2.26					N.M.
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net write-downs are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net (write-downs) recoveries related to loans sold or reclassified to held-for-sale.
N.M. - Not meaningful.

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Jun-16
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total[3]
Specific ALLL		$53,350	$116	$-	$43,909	$548	$24,898	$122,821
Impaired loans	[1]	$335,881	$1,036	$-	$484,725	$2,110	$111,610	$935,362
Specific ALLL to impaired loans	[1]	15.88%	11.20%	-%	9.06%	25.97%	22.31%	13.13%
General ALLL		$156,331	$10,949	$1,852	$97,577	$9,546	$119,063	$395,318
Loans held-in-portfolio, excluding impaired loans	[1]	$10,023,934	$716,296	$49,709	$6,379,393	$661,984	$3,773,983	$21,605,299
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.56%	1.53%	3.73%	1.53%	1.44%	3.15%	1.83%
Total ALLL		$209,681	$11,065	$1,852	$141,486	$10,094	$143,961	$518,139
Total non-covered loans held-in-portfolio	[1]	$10,359,815	$717,332	$49,709	$6,864,118	$664,094	$3,885,593	$22,540,661
ALLL to loans held-in-portfolio	[1]	2.02%	1.54%	3.73%	2.06%	1.52%	3.70%	2.30%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2016 the general allowance on the covered loans amounted to $30.6 million.

31-Mar-16
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total[3]
Specific ALLL		$55,098	$172	$-	$43,252	$608	$24,907	$124,037
Impaired loans	[1]	$338,980	$2,020	$-	$479,092	$2,391	$112,167	$934,650
Specific ALLL to impaired loans	[1]	16.25%	8.51%	-%	9.03%	25.43%	22.21%	13.27%
General ALLL		$152,079	$8,804	$2,484	$86,347	$10,427	$124,249	$384,390
Loans held-in-portfolio, excluding impaired loans	[1]	$9,889,409	$732,838	$61,044	$6,500,109	$640,751	$3,748,936	$21,573,087
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.54%	1.20%	4.07%	1.33%	1.63%	3.31%	1.78%
Total ALLL		$207,177	$8,976	$2,484	$129,599	$11,035	$149,156	$508,427
Total non-covered loans held-in-portfolio	[1]	$10,228,389	$734,858	$61,044	$6,979,201	$643,142	$3,861,103	$22,507,737
ALLL to loans held-in-portfolio	[1]	2.03%	1.22%	4.07%	1.86%	1.72%	3.86%	2.26%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2016 the general allowance on the covered loans amounted to $30.0 million.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$(1,748)	$(56)	$-	$657	$(60)	$(9)	$(1,216)
Impaired loans		$(3,099)	$(984)	$-	$5,633	$(281)	$(557)	$712
General ALLL		$4,252	$2,145	$(632)	$11,230	$(881)	$(5,186)	$10,928
Loans held-in-portfolio, excluding impaired loans		$134,525	$(16,542)	$(11,335)	$(120,716)	$21,233	$25,047	$32,212
Total ALLL		$2,504	$2,089	$(632)	$11,887	$(941)	$(5,195)	$9,712
Total non-covered loans held-in-portfolio		$131,426	$(17,526)	$(11,335)	$(115,083)	$20,952	$24,490	$32,924

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Jun-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$53,350	$116	$42,106	$548	$24,167	$120,287
General ALLL non-covered loans	146,477	3,489	94,618	9,546	106,304	360,434
ALLL - non-covered loans	199,827	3,605	136,724	10,094	130,471	480,721
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	29,951	-	630	30,581
ALLL - covered loans	-	-	29,951	-	630	30,581
Total ALLL	$199,827	$3,605	$166,675	$10,094	$131,101	$511,302
Loans held-in-portfolio:
Impaired non-covered loans	$335,881	$1,036	$476,161	$2,110	$109,130	$924,318
Non-covered loans held-in-portfolio, excluding impaired loans	6,881,171	102,606	5,544,401	661,984	3,212,552	16,402,714
Non-covered loans held-in-portfolio	7,217,052	103,642	6,020,562	664,094	3,321,682	17,327,032
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	589,256	-	17,914	607,170
Covered loans held-in-portfolio	-	-	589,256	-	17,914	607,170
Total loans held-in-portfolio	$7,217,052	$103,642	$6,609,818	$664,094	$3,339,596	$17,934,202

31-Mar-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$55,098	$172	$41,660	$608	$24,326	$121,864
General ALLL non-covered loans	142,492	4,065	82,840	10,427	111,459	351,283
ALLL - non-covered loans	197,590	4,237	124,500	11,035	135,785	473,147
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	29,822	-	223	30,045
ALLL - covered loans	-	-	29,822	-	223	30,045
Total ALLL	$197,590	$4,237	$154,322	$11,035	$136,008	$503,192
Loans held-in-portfolio:
Impaired non-covered loans	$338,980	$2,020	$471,183	$2,391	$109,920	$924,494
Non-covered loans held-in-portfolio, excluding impaired loans	7,029,311	103,124	5,628,576	640,751	3,199,171	16,600,933
Non-covered loans held-in-portfolio	7,368,291	105,144	6,099,759	643,142	3,309,091	17,525,427
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	606,711	-	18,419	625,130
Covered loans held-in-portfolio	-	-	606,711	-	18,419	625,130
Total loans held-in-portfolio	$7,368,291	$105,144	$6,706,470	$643,142	$3,327,510	$18,150,557

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(1,748)	$(56)	$446	$(60)	$(159)	$(1,577)
General ALLL non-covered loans	3,985	(576)	11,778	(881)	(5,155)	9,151
ALLL - non-covered loans	2,237	(632)	12,224	(941)	(5,314)	7,574
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	129	-	407	536
ALLL - covered loans	-	-	129	-	407	536
Total ALLL	$2,237	$(632)	$12,353	$(941)	$(4,907)	$8,110
Loans held-in-portfolio:
Impaired non-covered loans	$(3,099)	$(984)	$4,978	$(281)	$(790)	$(176)
Non-covered loans held-in-portfolio, excluding impaired loans	(148,140)	(518)	(84,175)	21,233	13,381	(198,219)
Non-covered loans held-in-portfolio	(151,239)	(1,502)	(79,197)	20,952	12,591	(198,395)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(17,455)	-	(505)	(17,960)
Covered loans held-in-portfolio	-	-	(17,455)	-	(505)	(17,960)
Total loans held-in-portfolio	$(151,239)	$(1,502)	$(96,652)	$20,952	$12,086	$(216,355)

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Jun-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,803	$731	$2,534
General ALLL	9,854	7,460	1,852	2,959	12,759	34,884
Total ALLL	$9,854	$7,460	$1,852	$4,762	$13,490	$37,418
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,564	$2,480	$11,044
Loans held-in-portfolio, excluding impaired loans	3,142,763	613,690	49,709	834,992	561,431	5,202,585
Total loans held-in-portfolio	$3,142,763	$613,690	$49,709	$843,556	$563,911	$5,213,629

31-Mar-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,592	$581	$2,173
General ALLL	9,587	4,739	2,484	3,507	12,790	33,107
Total ALLL	$9,587	$4,739	$2,484	$5,099	$13,371	$35,280
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$7,909	$2,247	$10,156
Loans held-in-portfolio, excluding impaired loans	2,860,098	629,714	61,044	871,533	549,765	4,972,154
Total loans held-in-portfolio	$2,860,098	$629,714	$61,044	$879,442	$552,012	$4,982,310

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$211	$150	$361
General ALLL	267	2,721	(632)	(548)	(31)	1,777
Total ALLL	$267	$2,721	$(632)	$(337)	$119	$2,138
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$655	$233	$888
Loans held-in-portfolio, excluding impaired loans	282,665	(16,024)	(11,335)	(36,541)	11,666	230,431
Total loans held-in-portfolio	$282,665	$(16,024)	$(11,335)	$(35,886)	$11,899	$231,319

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Jun-16	31-Mar-16	30-Jun-15
Total stockholders’ equity	$5,359,831	$5,250,300	$4,949,653
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(631,095)	(631,095)	(505,435)
Less: Other intangibles	(50,983)	(54,080)	(74,854)
Total tangible common equity	$4,627,593	$4,514,965	$4,319,204
Total assets	$37,606,148	$36,147,009	$36,741,250
Less: Goodwill	(631,095)	(631,095)	(505,435)
Less: Other intangibles	(50,983)	(54,080)	(74,854)
Total tangible assets	$36,924,070	$35,461,834	$36,160,961
Tangible common equity to tangible assets	12.53%	12.73%	11.94%
Common shares outstanding at end of period	103,703,041	103,670,005	103,503,014
Tangible book value per common share	$44.62	$43.55	$41.73

Popular, Inc.
Financial Supplement to Second Quarter 2016 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	30-Jun-16	31-Mar-16	Variance
Interest income on WB loans	$49,794	$44,904	$4,890
FDIC loss-share expense:
Amortization of indemnification asset	(4,036)	(4,042)	6
80% mirror accounting on credit impairment losses (reversal) [1]	475	(2,093)	2,568
80% mirror accounting on reimbursable expenses	2,235	3,950	(1,715)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	(3,956)	(645)	(3,311)
Change in true-up payment obligation	(7,688)	(443)	(7,245)
Other	394	127	267
Total FDIC loss-share expense	(12,576)	(3,146)	(9,430)
Total revenues	37,218	41,758	(4,540)
Provision (reversal) for loan losses- WB loans	(7,282)	(356)	(6,926)
Total revenues less provision (reversal) for loan losses	$44,500	$42,114	$2,386
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [2]
(In thousands)	[1] 30-Jun-16	31-Mar-16	Variance
Professional fees	$5,991	$3,316	$2,675
OREO expenses	6,389	2,205	4,184
Other operating expenses	1,924	1,971	(47)
Total operating expenses	$14,304	$7,492	$6,812
[1]	Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreement.
[2]	Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	30-Jun-16	31-Mar-16	Variance
Loans	$2,013	$2,058	$(45)
FDIC loss-share asset	211	233	(22)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	30-Jun-16		31-Mar-16
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,128,808	$1,935,441	$1,112,458	$1,974,501
Accretion	(48,476)	48,476	(43,533)	43,533
Changes in expected cash flows	(8,652)	-	59,883	-
Collections / loan sales / charge-offs [2]	-	(183,974)	-	(82,593)
Ending balance	1,071,680	1,799,943	1,128,808	1,935,441
Allowance for loan losses - ASC 310-30 loans	-	(66,995)	-	(62,967)
Ending balance, net of allowance for loan losses	$1,071,680	$1,732,948	$1,128,808	$1,872,474

[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $597 million as of June 30, 2016 and $615 million as of March 31, 2016.

[2] For the quarter ended June 30, 2016, includes the impact of the bulk sale of loans with a carrying value of approximately $99 million.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Jun-16		31-Mar-16
Balance at beginning of period		$219,448		$310,221
Amortization		(4,036)		(4,042)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		475		(2,093)
Reimbursable expenses to be covered under loss-sharing agreements		2,235		3,950
Recoveries on covered assets		(4,093)		-
Net payments from FDIC under loss-sharing agreements		-		(88,588)
Balance at end of period		$214,029		$219,448

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		30-Jun-16		31-Mar-16
Balance at beginning of period		$25,205		$26,100
Amortization		(4,036)		(4,042)
Impact of lower projected losses		2,022		3,147
Balance at end of period		$23,191		$25,205

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications